Registration Statement No. 333-156118

Filed pursuant to Rule 424(b)(3)

Amendment dated March 31, 2009 to

Pricing Supplements No. 32, 33, 34, 35, 36 and 37, dated January 30, 2009 to Prospectus Supplement and Prospectus each dated December 15, 2008 relating to the AB Svensk Exportkredit (Swedish Export Credit Corporation) Medium-Term Note Program

ELEMENTSSM

Linked to the Rogers International Commodity Index®

—Total ReturnSM

Due October 24, 2022

The following issuances occurred between February 27, 2009 and the date of this amendment:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$5,000,000	58.678%	$2,933,900	March 20, 2009
$5,000,000	61.935%	$3,096,750	March 27, 2009
$5,000,000	61.935%	$3,096,750	March 30, 2009
$5,000,000	61.010%	$3,050,500	March 30, 2009
$5,000,000	61.010%	$3,050,500	March 31, 2009
$30,000,000	61.948%	$18,584,400	March 31, 2009
$10,000,000	61.948%	$6,194,800	March 31, 2009
$5,000,000	61.948%	$3,097,400	March 31, 2009
$15,000,000	61.948%	$9,292,200	March 31, 2009

Linked to the MLCX Grains Index®

—Total ReturnSM

Due February 13, 2023

The following issuances occurred between February 27, 2009 and the date of this amendment:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$1,000,000	56.899%	$568,990	March 31, 2009
$5,000,000	56.899%	$2,844,950	March 31, 2009

Linked to the MLCX Biofuels Index®

—Total ReturnSM

Due February 13, 2023

The following issuances occurred between February 27, 2009 and the date of this amendment:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$5,000,000	68.873%	$3,443,650	March 31, 2009

Linked to the Rogers International Commodity Index®

—Agriculture Total ReturnSM

Due October 24, 2022

The following issuances occurred between February 27, 2009 and the date of this amendment:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$6,000,000	68.583%	$4,114,980	March 20, 2009
$5,000,000	67.985%	$3,399,250	March 24, 2009
$5,000,000	70.106%	$3,505,300	March 27, 2009
$5,000,000	70.106%	$3,505,300	March 30, 2009
$15,000,000	69.264%	$10,389,600	March 31, 2009
$15,000,000	61.948%	$9,292,200	March 31, 2009
$5,000,000	69.264%	$3,463,200	March 31, 2009
$10,000,000	69.264%	$6,926,400	March 31, 2009
$30,000,000	69.264%	$20,779,200	March 31, 2009

Linked to the Rogers International Commodity Index®

—Energy Total ReturnSM

Due October 24, 2022

The following issuances occurred between February 27, 2009 and the date of this amendment:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$5,000,000	43.927%	$2,196,350	March 11, 2009
$1,500,000	51.754%	$776,310	March 31, 2009
$5,000,000	51.754%	$2,587,700	March 31, 2009

Linked to the Rogers International Commodity Index®

--Metals Total ReturnSM

Due October 24, 2022

The following issuances occurred between February 27, 2009 and the date of this amendment:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$2,000,000	64.277%	$1,285,540	March 31, 2009
$5,000,000	64.277%	$3,213,850	March 31, 2009

UPDATED CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount Registered	Aggregate Price Per Unit	Aggregate Offering Price	Amount of Registration Fee
Notes offered as described above	$210,500,000	63.986%	$134,689,970	$7,515.70(1)

(1)           The registration fee is calculated in accordance with Rule 457(r) under the Securities Act.  As of the filing of this pricing supplement, there are unused registration fees of $7,534.80 that have been paid in respect of the securities covered by pricing supplements Nos. 32, 33, 34, 35, 36, 37 and 38 under the registration statement on Form F-3 (No. 333-156118) of which these pricing supplements are a part. After giving effect to the registration fee for these offerings, $19.10 remains available for future offerings for such pricing supplements described above.